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                                   EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference of our report dated February 17, 1995, (appearing on page 23 of the 1994 Annual Report to Shareholders of Cyprus Amax Minerals Company, which is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1994) in the Prospectuses constituting a part of each of the following Registration
Statements:

    (a) Registration Statements on Form S-8 (No. 33-1600, No. 33-22939 and No. 33-53792) with respect to Cyprus Amax Minerals Company Savings Plan and Trust.

    (b) Registration Statements on Form S-8 (No. 33-1603, No. 33-21501 and No. 33-53794) with respect to the Management Incentive Program of Cyprus Amax Minerals Company and its participating subsidiaries.

    (c) Registration Statement on Form S-8 (No. 33-52812) with respect to the Stock Plan for Non-Employee Directors of Cyprus Amax Minerals Company.

    (d) Registration Statement on Form S-8 (No. 33-51011) with respect to the 1988 Amended and Restated Stock Option Plan of Cyprus Amax Minerals Company.

    (e) Registration Statement on Form S-3 (No. 33-36413) with respect to the Cyprus Amax Minerals Company Savings Plan and Trust.

    (f) Registration Statement on Form S-3 (No. 33-54097), as amended, with respect to Cyprus Amax Minerals Company and Cyprus Amax Finance Corporation.

  We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 30 of this Form 10-K.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Denver, Colorado
March 24, 1995